SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2019

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On April 17, 2019, USA Technologies, Inc. (the “Company”), received a letter from the Office of General Counsel of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that the Nasdaq Hearings Panel (the "Panel") has granted the Company's request for continued listing of the Company's stock on Nasdaq. The Panel granted the Company until September 9, 2019 in order to file with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the fiscal year ended June 30, 2018, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, its Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, as well as any other periodic report that would be required to be filed with the SEC prior to such date.

On April 18, 2019, the Company issued a press release announcing the receipt of the aforementioned letter. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 8.01 in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1	Press Release of the Company dated April 18, 2019

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: April 18, 2019	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer